MOH Reports Third Quarter 2016 Results

October 27, 2016

News Release

Contact:
Juan José Orellana
Investor Relations
562-435-3666, ext. 111143

MOLINA HEALTHCARE REPORTS
THIRD QUARTER 2016 RESULTS

•	Net income per diluted share for the quarter of $0.76.

•	Adjusted net income per diluted share for the quarter of $0.85.

•	Net income per diluted share for the quarter up 31% over second quarter 2016.

•	Adjusted net income per diluted share for the quarter up 27% over second quarter 2016.

•	Total revenue for the quarter of $4.5 billion, up 26% over third quarter 2015.

•	Aggregate membership up 22% over third quarter 2015.

Long Beach, California (October 27, 2016) – Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the third quarter of 2016.
“Our third quarter results demonstrate continuing improvement in our overall business,” said J. Mario Molina, M.D., chief executive officer of Molina Healthcare, Inc. “Although these results highlight the need for programmatic adjustments to the Affordable Care Act’s health insurance Marketplaces, Molina Healthcare’s combination of product and geographic diversification, quality focused medical care, and efficient operations continues to deliver value to our members, our government partners, and our investors.”
Update on Financial Performance
Third Quarter 2016 Compared With Second Quarter 2016
Third quarter 2016 financial performance improved significantly when compared with the second quarter of 2016. Earnings per diluted share increased to $0.76 in the third quarter of 2016 from $0.58 in the second quarter. Adjusted earnings per diluted share increased to $0.85 in the third quarter of 2016 from $0.67 in the second quarter.
Higher profitability in the third quarter of 2016, when compared with the second quarter of 2016, was primarily the result of:

•
Improved profitability among products other than the Marketplace, partially offset by lower profitability for the Marketplace product. Excluding adjustments related to 2015 dates of service, the medical care ratio for all products combined (excluding Marketplace) declined to 89.6% in the third quarter from 90.3% in the second quarter. The medical care ratio for the Marketplace program (also excluding adjustments related to 2015 dates of service) increased to 89.0% in the third quarter from 79.7% in the second quarter. Although third quarter results for the Marketplace business were lower than anticipated, we believe that Marketplace performance for full year 2016 dates of service

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MOH Reports Third Quarter 2016 Results

October 27, 2016

will be approximately breakeven. We continue to record substantial liabilities for Marketplace risk transfer payments. We estimate that such payments reduced our Marketplace premium revenue by approximately 25% for the nine months ended September 30, 2016. We have recommended that the risk transfer formula be modified so that payments between health plans are allocated based solely upon medical costs, rather than upon premiums. Such a change would have lowered the percentage of premium revenue returned as a result of risk transfer from 25% to 20% for the nine months ended September 30, 2016. We believe that the methodology used to calculate Marketplace risk transfer payments penalizes comparatively efficient and affordable health plans and, as a result, those purchasing affordable Marketplace policies ultimately pay higher premiums.

•	Improved administrative efficiency. Our general and administrative expense ratio fell to 7.6% in the third quarter of 2016 from 8.1% in the second quarter.

•	Lower effective tax rate. The benefit of approximately $5 million in discrete items reduced our effective tax rate to 54.0% in the third quarter of 2016, from 59.8% in the second quarter.
Net Income per Share Guidance
Our net income per share guidance for fiscal year 2016 remains unchanged. As previously disclosed, we expect the following factors, among others, to affect our financial performance in the rest of 2016:

•	The ultimate savings to be realized from various cost savings initiatives and the speed at which such savings will be realized.

•
Medicaid rate increases (excluding Medicaid Expansion) of approximately 3.0% in California (effective July 1, 2016); approximately 2.5% in Puerto Rico (effective July 1, 2016); approximately 3.0% in Texas (effective September 1, 2016); and approximately 4.0% in Florida (effective September 1, 2016). All rate changes are consistent with our previous expectations.

•
Medicaid Expansion rate decreases of approximately 11.0% in California (effective July 1, 2016) and approximately 2.0% in Ohio (effective July 1, 2016). All rate changes are consistent with our previous expectations.

•	The implementation of a medical care ratio floor of 86.0% for the South Carolina Medicaid program effective July 1, 2016.

•
Declining margins for our Marketplace business during the second half of 2016 due to normal membership attrition; the addition of higher cost members through the special enrollment process; higher costs as members reach the limits of the cost-sharing provisions of their insurance coverage; and increasing utilization as members become more engaged with our care networks.

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare's third quarter results at 5:00 p.m. Eastern time on Thursday, October 27, 2016. The number to call for the interactive teleconference is (212) 231-2903. A telephonic replay of the conference call will be available from 7:00 p.m. Eastern time on Thursday, October 27, 2016, through 6:00 p.m. Eastern Time on Friday, October 28, 2016, by dialing (800) 633-8284 and entering confirmation number 21818529. A live audio broadcast of Molina Healthcare’s conference call will be available on our website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.
About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our locally operated health plans in 12 states across the nation and in the Commonwealth of Puerto Rico, Molina currently serves approximately 4.2 million members. Dr. C. David Molina founded our company in 1980 as a provider organization serving low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

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MOH Reports Third Quarter 2016 Results

October 27, 2016

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding our plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited to, the following:

•	the success of our profit improvement and cost-cutting initiatives;

•
uncertainties and evolving market and provider economics associated with the implementation of the Affordable Care Act (the “ACA”), the Medicaid expansion, the insurance marketplaces, the effect of various implementing regulations, and uncertainties regarding the Medicare-Medicaid dual eligible demonstration programs in California, Illinois, Michigan, Ohio, South Carolina, and Texas;

•	management of our medical costs, including our ability to reduce over time the high medical costs commonly associated with new patient populations;

•
our ability to predict with a reasonable degree of accuracy utilization rates, including utilization rates in new plans, geographies, and programs where we have less experience with patient and provider populations, and also including utilization rates associated with seasonal flu patterns or other newly emergent diseases;

•
our ability to manage growth, including maintaining and creating adequate internal systems and controls relating to authorizations, approvals, provider payments, and the overall success of our care management initiatives;

•	our ability to consummate and realize benefits from proposed acquisitions, including the pending Aetna-Humana Medicare Advantage divestiture transaction;

•
our receipt of adequate premium rates to support increasing pharmacy costs, including costs associated with specialty drugs and costs resulting from formulary changes that allow the option of higher-priced non-generic drugs;

•	our ability to operate profitably in an environment where the trend in premium rate increases lags behind the trend in increasing medical costs;

•
the interpretation and implementation of federal or state medical cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit sharing arrangements, and risk adjustment provisions;

•
our estimates of amounts owed for such cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit-sharing arrangements, and risk adjustment provisions, including but not limited to cost-plus reimbursement for retroactively eligible members in New Mexico, the Medicaid expansion cost corridors in New Mexico and Washington, and any other retroactive adjustment to revenue where methodologies and procedures are subject to interpretation, or are at least partially dependent upon information about the health status of state or federal program participants who are not Molina members;

•	the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures, and our ability to recognize revenue amounts associated therewith;

•
the interpretation and implementation of state contract performance requirements regarding the achievement of certain quality measures, and our ability to avoid liquidated damages associated therewith;

•	cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;

•
the success of our health plan in Puerto Rico, including the resolution of the Puerto Rico debt crisis, payment of all amounts due under our Medicaid contract, the effect of the newly enacted PROMESA law, and our efforts to better manage the health care costs of our Puerto Rico health plan;

•
significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria, including the resolution of the Illinois budget impasse and continued payment of all amounts due to our Illinois health plan;

•	the accurate estimation of incurred but not reported or paid medical costs across our health plans;

•
subsequent adjustments to reported premium revenue based upon subsequent developments or new information, including changes to estimated amounts payable or receivable related to Marketplace risk adjustment/risk transfer, risk corridors, and reinsurance;

•	efforts by states to recoup previously paid amounts;

•	the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states;

•	the continuation and renewal of the government contracts of our health plans, Molina Medicaid Solutions, and Pathways, and the terms under which such contracts are renewed;

•	complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;

•	government audits and reviews, and any fine, enrollment freeze, or monitoring program that may result therefrom;

•	changes with respect to our provider contracts and the loss of providers;

•	approval by state regulators of dividends and distributions by our health plan subsidiaries;

•	changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

•	the favorable resolution of litigation, arbitration, or administrative proceedings;

•	the relatively small number of states in which we operate health plans;

•
the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;

•	the failure of a state in which we operate to renew its federal Medicaid waiver;

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MOH Reports Third Quarter 2016 Results

October 27, 2016

•	changes generally affecting the managed care or Medicaid management information systems industries;

•	increases in government surcharges, taxes, and assessments, including but not limited to the deductibility of certain compensation costs;

•	newly emergent viruses or widespread epidemics, including the Zika virus, public catastrophes or terrorist attacks, and associated public alarm;

•	changes in general economic conditions, including unemployment rates;

•	the sufficiency of our funds on hand to pay the amounts due upon conversion of our outstanding notes;

•	increasing competition and consolidation in the Medicaid industry;
and numerous other risk factors, including those discussed in our periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of our website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent our judgment as of October 27, 2016, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations.

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MOH Reports Third Quarter 2016 Results

October 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollar amounts in millions, except net income per share)
Revenue:
Premium revenue	$4,191	$3,377	$12,215	$9,652
Service revenue	133	47	408	146
Premium tax revenue	127	99	345	289
Health insurer fee revenue	85	81	251	203
Investment income	9	5	25	12
Other revenue	1	2	4	5
Total revenue	4,546	3,611	13,248	10,307
Operating expenses:
Medical care costs	3,748	3,016	10,930	8,581
Cost of service revenue	119	34	362	103
General and administrative expenses	343	287	1,034	830
Premium tax expenses	127	99	345	289
Health insurer fee expenses	55	36	163	117
Depreciation and amortization	36	26	102	76
Total operating expenses	4,428	3,498	12,936	9,996
Operating income	118	113	312	311
Interest expense	26	15	76	45
Income before income tax expense	92	98	236	266
Income tax expense	50	52	137	153
Net income	$42	$46	$99	$113

Diluted net income per share	$0.76	$0.77	$1.77	$2.07

Diluted weighted average shares outstanding	56.1	60.0	56.2	54.7

Operating Statistics:
Medical care ratio (1)	89.4%	89.3%	89.5%	88.9%
General and administrative expense ratio (2)	7.6%	8.0%	7.8%	8.1%
Premium tax ratio (1)	2.9%	2.8%	2.7%	2.9%
Effective tax rate	54.0%	52.6%	58.0%	57.3%
Net profit margin (2)	0.9%	1.3%	0.7%	1.1%
____________

(1)	Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium tax expenses as a percentage of premium revenue plus premium tax revenue.

(2)	Computed as a percentage of total revenue.

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MOH Reports Third Quarter 2016 Results

October 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
	(Unaudited)
	(Amounts in millions, except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$2,842	$2,329
Investments	1,735	1,801
Receivables	1,053	597
Income taxes refundable	—	13
Prepaid expenses and other current assets	169	192
Derivative asset	314	374
Total current assets	6,113	5,306
Property, equipment, and capitalized software, net	450	393
Deferred contract costs	83	81
Intangible assets, net	149	122
Goodwill	619	519
Restricted investments	116	109
Deferred income taxes	—	18
Other assets	40	28
	$7,570	$6,576

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,871	$1,685
Amounts due government agencies	1,232	729
Accounts payable and accrued liabilities	383	362
Deferred revenue	380	223
Income taxes payable	19	—
Current portion of long-term debt	466	449
Derivative liability	314	374
Total current liabilities	4,665	3,822
Senior notes	971	962
Lease financing obligations	198	198
Deferred income taxes	6	—
Other long-term liabilities	39	37
Total liabilities	5,879	5,019
Stockholders’ equity:
Common stock, $0.001 par value; 150 shares authorized; outstanding: 57 shares at September 30, 2016 and 56 shares at December 31, 2015	—	—
Preferred stock, $0.001 par value; 20 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	831	803
Accumulated other comprehensive gain (loss)	3	(4)
Retained earnings	857	758
Total stockholders’ equity	1,691	1,557
	$7,570	$6,576

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MOH Reports Third Quarter 2016 Results

October 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Amounts in millions)
Operating activities:
Net income	$42	$46	$99	$113
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46	31	135	93
Deferred income taxes	(19)	(19)	20	(12)
Share-based compensation	8	7	24	16
Amortization of convertible senior notes and lease financing obligations	8	7	23	22
Other, net	3	4	14	13
Changes in operating assets and liabilities:
Receivables	(12)	12	(427)	(23)
Prepaid expenses and other assets	27	34	(116)	(63)
Medical claims and benefits payable	86	67	168	359
Amounts due government agencies	(6)	155	503	453
Accounts payable and accrued liabilities	(146)	(124)	1	34
Deferred revenue	276	9	157	(129)
Income taxes	42	29	32	30
Net cash provided by operating activities	355	258	633	906
Investing activities:
Purchases of investments	(470)	(318)	(1,444)	(1,311)
Proceeds from sales and maturities of investments	700	322	1,512	863
Purchases of property, equipment, and capitalized software	(41)	(35)	(143)	(101)
Change in restricted investments	(1)	9	4	(5)
Net cash paid in business combinations	(40)	(69)	(48)	(77)
Other, net	(6)	(17)	(12)	(34)
Net cash provided by (used in) investing activities	142	(108)	(131)	(665)
Financing activities:
Proceeds from common stock offering, net of issuance costs	—	—	—	373
Proceeds from employee stock plans	—	—	10	8
Other, net	—	—	1	3
Net cash provided by financing activities	—	—	11	384
Net increase in cash and cash equivalents	497	150	513	625
Cash and cash equivalents at beginning of period	2,345	2,014	2,329	1,539
Cash and cash equivalents at end of period	$2,842	$2,164	$2,842	$2,164

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MOH Reports Third Quarter 2016 Results

October 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
We use two non-GAAP financial measures as supplemental metrics in evaluating our financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing our performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
The first of these non-GAAP measures is earnings before interest, taxes, depreciation and amortization (EBITDA). We believe that EBITDA is particularly helpful in assessing our ability to meet the cash demands of our operating units. The following table reconciles net income, which we believe to be the most comparable GAAP measure, to EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Amounts in millions)
Net income	$42	$46	$99	$113
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	42	29	118	87
Interest expense	26	15	76	45
Income tax expense	50	52	137	153
EBITDA	$160	$142	$430	$398
The second of these non-GAAP measures is adjusted net income (including adjusted net income per diluted share). We believe that adjusted net income per diluted share is very helpful in assessing our financial performance exclusive of the non-cash impact of the amortization of purchased intangibles. The following table reconciles net income, which we believe to be the most comparable GAAP measure, to adjusted net income.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	(In millions, except per diluted share amounts)
	Amount	Per share	Amount	Per share	Amount	Per share	Amount	Per share
Net income	$42	$0.76	$46	$0.77	$99	$1.77	$113	$2.07
Adjustment, net of tax:
Amortization of intangible assets	5	0.09	2	0.04	15	0.26	8	0.15
Adjusted net income	$47	$0.85	$48	$0.81	$114	$2.03	$121	$2.22

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MOH Reports Third Quarter 2016 Results

October 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP

	September 30,	December 31,	September 30,
	2016	2015	2015
Ending Membership by Health Plan:
California	683,000	620,000	611,000
Florida	563,000	440,000	349,000
Illinois	195,000	98,000	101,000
Michigan	387,000	328,000	340,000
New Mexico	253,000	231,000	231,000
New York (1)	37,000	—	—
Ohio	339,000	327,000	344,000
Puerto Rico	331,000	348,000	356,000
South Carolina	109,000	99,000	102,000
Texas	352,000	260,000	263,000
Utah	150,000	102,000	102,000
Washington	716,000	582,000	568,000
Wisconsin	131,000	98,000	103,000
	4,246,000	3,533,000	3,470,000
Ending Membership by Program:
Temporary Assistance for Needy Families (TANF) and Children's Health Insurance Program (CHIP)	2,529,000	2,312,000	2,249,000
Medicaid Expansion	658,000	557,000	540,000
Marketplace	568,000	205,000	226,000
Aged, Blind or Disabled (ABD)	395,000	366,000	359,000
Medicare-Medicaid Plan (MMP) - Integrated	51,000	51,000	56,000
Medicare Special Needs Plans	45,000	42,000	40,000
	4,246,000	3,533,000	3,470,000
____________________________

(1)	The New York health plan was acquired on August 1, 2016.

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MOH Reports Third Quarter 2016 Results

October 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended September 30, 2016
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	2.1	$612	$298.05	$523	$254.11	85.3%	$89
Florida	1.6	494	297.24	462	277.79	93.5	32
Illinois	0.6	163	275.26	145	244.86	89.0	18
Michigan	1.2	387	334.25	337	290.16	86.8	50
New Mexico	0.8	338	440.12	304	396.35	90.1	34
New York(3)	0.1	32	427.40	30	403.71	94.5	2
Ohio	1.0	501	491.51	424	415.87	84.6	77
Puerto Rico	1.0	184	183.46	167	167.44	91.3	17
South Carolina	0.3	102	312.28	94	285.97	91.6	8
Texas	1.1	597	559.98	525	493.07	88.1	72
Utah	0.4	106	236.31	104	230.53	97.6	2
Washington	2.1	569	265.48	521	243.49	91.7	48
Wisconsin	0.4	103	262.32	90	231.86	88.4	13
Other(4)	—	3	—	22	—	—	(19)
	12.7	$4,191	$329.88	$3,748	$295.01	89.4%	$443

	Three Months Ended September 30, 2015
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1.9	$524	$288.45	$438	$241.09	83.6%	$86
Florida	0.9	300	299.33	265	264.39	88.3	35
Illinois	0.3	106	347.34	100	327.61	94.3	6
Michigan	0.9	281	330.00	236	276.61	83.8	45
New Mexico	0.7	297	421.76	275	390.26	92.5	22
New York(3)	—	—	—	—	—	—	—
Ohio	1.0	510	498.36	436	425.98	85.5	74
Puerto Rico	1.0	181	170.91	162	152.69	89.3	19
South Carolina	0.3	86	264.37	68	211.76	80.1	18
Texas	0.8	524	661.69	493	622.84	94.1	31
Utah	0.3	85	276.72	77	250.50	90.5	8
Washington	1.7	400	238.03	371	221.14	92.9	29
Wisconsin	0.3	71	232.32	57	184.94	79.6	14
Other(4)	—	12	—	38	—	—	(26)
	10.1	$3,377	$332.05	$3,016	$296.49	89.3%	$361
____________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	The New York health plan was acquired on August 1, 2016.

(4)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

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MOH Reports Third Quarter 2016 Results

October 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Nine Months Ended September 30, 2016
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	6.1	$1,707	$280.21	$1,485	$243.64	86.9%	$222
Florida	5.0	1,447	288.74	1,301	259.60	89.9	146
Illinois	1.8	466	266.11	414	236.39	88.8	52
Michigan	3.6	1,143	322.08	1,018	286.77	89.0	125
New Mexico	2.3	1,016	447.07	905	398.22	89.1	111
New York(3)	0.1	32	427.40	30	403.71	94.5	2
Ohio	3.0	1,472	484.82	1,306	430.14	88.7	166
Puerto Rico	3.0	535	176.44	516	170.46	96.6	19
South Carolina	0.9	273	288.93	232	245.13	84.8	41
Texas	3.3	1,852	570.65	1,599	492.79	86.4	253
Utah	1.3	330	246.78	312	233.14	94.5	18
Washington	6.2	1,634	261.91	1,479	237.15	90.5	155
Wisconsin	1.2	299	252.45	278	235.25	93.2	21
Other(4)	—	9	—	55	—	—	(46)
	37.8	$12,215	$323.44	$10,930	$289.41	89.5%	$1,285

	Nine Months Ended September 30, 2015
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	5.3	$1,538	$292.64	$1,349	$256.71	87.7%	$189
Florida	2.9	868	294.05	763	258.49	87.9	105
Illinois	0.9	312	342.27	288	315.68	92.2	24
Michigan	2.4	738	310.01	621	260.53	84.0	117
New Mexico	2.1	933	448.75	843	405.60	90.4	90
New York(3)	—	—	—	—	—	—	—
Ohio	3.1	1,534	498.76	1,281	416.69	83.5	253
Puerto Rico	2.1	375	175.17	346	161.60	92.3	29
South Carolina	1.0	270	269.11	209	208.45	77.5	61
Texas	2.4	1,418	597.53	1,313	553.35	92.6	105
Utah	0.8	242	284.83	223	262.14	92.0	19
Washington	4.9	1,186	242.75	1,094	223.99	92.3	92
Wisconsin	0.9	206	221.97	162	173.99	78.4	44
Other(4)	—	32	—	89	—	—	(57)
	28.8	$9,652	$334.74	$8,581	$297.58	88.9%	$1,071
____________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	The New York health plan was acquired on August 1, 2016.

(4)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

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MOH Reports Third Quarter 2016 Results

October 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended September 30, 2016
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	7.6	$1,373	$180.74	$1,246	$164.04	90.8%	$127
Medicaid Expansion	2.0	763	386.98	642	325.68	84.2	121
Marketplace	1.7	399	238.86	352	210.38	88.1	47
ABD	1.1	1,186	1,008.28	1,094	929.93	92.2	92
MMP	0.2	334	2,165.26	280	1,818.75	84.0	54
Medicare	0.1	136	1,019.19	134	1,003.85	98.5	2
	12.7	$4,191	$329.88	$3,748	$295.01	89.4%	$443

	Three Months Ended September 30, 2015
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	6.6	$1,139	$171.16	$1,070	$160.85	94.0%	$69
Medicaid Expansion	1.5	565	366.80	458	297.16	81.0	107
Marketplace	0.6	170	262.74	124	192.21	73.2	46
ABD	1.1	1,070	1,017.68	979	931.11	91.5	91
MMP	0.2	310	1,975.10	271	1,718.13	87.0	39
Medicare	0.1	123	1,002.50	114	930.43	92.8	9
	10.1	$3,377	$332.05	$3,016	$296.49	89.3%	$361

	Nine Months Ended September 30, 2016
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	22.5	$3,999	$177.60	$3,646	$161.93	91.2%	$353
Medicaid Expansion	5.8	2,184	376.98	1,850	319.38	84.7	334
Marketplace	5.1	1,181	231.69	1,009	197.77	85.4	172
ABD	3.5	3,466	987.20	3,173	903.85	91.6	293
MMP	0.5	989	2,160.14	867	1,894.38	87.7	122
Medicare	0.4	396	1,015.14	385	986.40	97.2	11
	37.8	$12,215	$323.44	$10,930	$289.41	89.5%	$1,285

	Nine Months Ended September 30, 2015
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	18.6	$3,280	$175.52	$3,030	$162.16	92.4%	$250
Medicaid Expansion	4.2	1,654	393.71	1,325	315.33	80.1	329
Marketplace	2.0	525	259.97	370	183.33	70.5	155
ABD	3.2	3,063	965.91	2,789	879.27	91.0	274
MMP	0.4	733	1,981.40	684	1,847.03	93.2	49
Medicare	0.4	397	1,026.00	383	991.53	96.6	14
	28.8	$9,652	$334.74	$8,581	$297.58	88.9%	$1,071
_____________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

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MOH Reports Third Quarter 2016 Results

October 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

The following tables provide the details of our medical care costs for the periods indicated:

	Three Months Ended September 30,
	2016			2015
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,799	$220.29	74.7%	$2,224	$218.69	73.8%
Pharmacy	567	44.65	15.1	418	41.07	13.9
Capitation	302	23.83	8.1	260	25.57	8.6
Direct delivery	21	1.66	0.5	31	2.97	1.0
Other	59	4.58	1.6	83	8.19	2.7
	$3,748	$295.01	100.0%	$3,016	$296.49	100.0%

	Nine Months Ended September 30,
	2016			2015
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$8,156	$215.96	74.6%	$6,275	$217.63	73.1%
Pharmacy	1,621	42.93	14.8	1,161	40.26	13.5
Capitation	901	23.86	8.3	725	25.13	8.5
Direct delivery	55	1.46	0.5	85	2.94	1.0
Other	197	5.20	1.8	335	11.62	3.9
	$10,930	$289.41	100.0%	$8,581	$297.58	100.0%

The following table provides the details of our medical claims and benefits payable as of the dates indicated:

	September 30,	December 31,
	2016	2015
Fee-for-service claims incurred but not paid (IBNP)	$1,333	$1,191
Pharmacy payable	114	88
Capitation payable	27	140
Other (1)	397	266
	$1,871	$1,685
______________________

(1)
“Other” medical claims and benefits payable include amounts payable to certain providers for which we act as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact our consolidated statements of income. As of September 30, 2016 and December 31, 2015, we had recorded non-risk provider payables of approximately $237 million and $167 million, respectively.

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MOH Reports Third Quarter 2016 Results

October 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions, except per-member amounts)

Our claims liability includes a provision for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. Our reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which our original estimate of claims and benefits payable at the beginning of the period were more than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

			Year Ended
	Nine Months Ended September 30,		December 31,
	2016	2015	2015

Medical claims and benefits payable, beginning balance	$1,685	$1,201	$1,201
Components of medical care costs related to:
Current period	11,120	8,724	11,935
Prior period	(190)	(143)	(141)
Total medical care costs	10,930	8,581	11,794

Change in non-risk provider payables	70	42	48
Payments for medical care costs related to:
Current period	9,536	7,372	10,448
Prior period	1,278	892	910
Total paid	10,814	8,264	11,358
Medical claims and benefits payable, ending balance	$1,871	$1,560	$1,685

Benefit from prior period as a percentage of:
Balance at beginning of period	11.3%	11.9%	11.8%
Premium revenue, trailing twelve months	1.2%	1.2%	1.1%
Medical care costs, trailing twelve months	1.3%	1.3%	1.2%

Fee-For-Service Claims Data:
Days in claims payable, fee for service	47	49	48
Number of members at end of period	4,246,000	3,470,000	3,533,000
Number of claims in inventory at end of period	580,200	408,100	380,800
Billed charges of claims in inventory at end of period	$1,346	$908	$816
Claims in inventory per member at end of period	0.14	0.12	0.11
Billed charges of claims in inventory per member at end of period	$316.89	$261.73	$230.91
Number of claims received during the period	39,683,800	29,084,100	40,173,300
Billed charges of claims received during the period	$48,017	$33,517	$46,211

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